UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 19, 2014

Datawatch Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-19960	02-0405716
(Commission File Number)	(IRS Employer Identification No.)

Quorum Office Park 271 Mill Road Chelmsford, Massachusetts	01824
(Address of Principal Executive Offices)	(Zip Code)

(978) 441-2200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 19, 2014, Datawatch Corporation (the “Company”) completed a follow-on public offering of 2,018,250 shares of common stock (the “Shares”) at a price to the public of $28.50 per share. The number of Shares the Company sold in the offering includes the underwriters’ full exercise of their over-allotment option of 263,250 shares. Canaccord Genuity Inc. and William Blair & Co., L.L.C. acted as the joint book-running managers for the offering and Cowen and Company, LLC and Craig-Hallum Capital Group LLC acted as co-managers.

The shares were offered and sold pursuant to a prospectus supplement dated February 12, 2014 and an accompanying base prospectus filed October 9, 2013, pursuant to our existing shelf registration statement on Form S-3 (File No. 333-191425) that was declared effective by the Securities and Exchange Commission on October 15, 2013 and a registration statement on Form S-3 (File No. 333-193909) filed with the Commission pursuant to Rule 462(b) under the Act.

On February 19, 2014, the Company issued a press release announcing the closing of the offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

The following Exhibit is filed as part of this report:

(d)	Exhibits

	99.1	Press Release, dated February 19, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATAWATCH CORPORATION

By:	/s/ James Eliason
Name: Title:	James Eliason Chief Financial Officer

Date: February 19, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated February 19, 2014.